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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                                       AT
                              $24.75 NET PER SHARE
          (SUBJECT TO ADJUSTMENT AS PROVIDED IN THE OFFER TO PURCHASE)
                                       BY

                             NBC ACQUISITION CORP.,
                          A WHOLLY-OWNED SUBSIDIARY OF

                      INTERNATIONAL BANCSHARES CORPORATION

                                                                  August 9, 2001
To Our Clients:

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON SEPTEMBER 7, 2001, UNLESS THE OFFER IS EXTENDED.

     Enclosed for your consideration is an Offer to Purchase dated August 9, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by NBC Acquisition Corp., a Texas corporation ("Purchaser") and a wholly-owned subsidiary of International Bancshares Corporation, a Texas corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of National Bancshares Corporation of Texas, a Texas corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price is $24.75 per Share, subject to downward adjustment as provided in the Offer to Purchase, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer is being made for all outstanding Shares.

     3. The Board of Directors of the Company has approved and adopted the Merger Agreement (as defined below) and the transactions contemplated thereby and determined that the Offer and the Merger (as defined below) are advisable and fair to and in the best interests of the Company and its shareholders. Accordingly, the Board of Directors of the Company recommends that the shareholders tender their Shares in the Offer.

     4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of July 30, 2001 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by shareholders, if any, who are entitled to and properly exercise dissenters' rights under Texas Law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 7, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.
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     6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which would represent at least two-thirds of all the shares (determined on a fully diluted basis) on the date of purchase (the "Minimum Tender Condition"), and (b) all approvals required for the consummation of the Offer and Merger from Governmental Entities (as defined in the Offer to Purchase), including, without limitation, those required under the Bank Holding Company Act of 1956, having been obtained (and any applicable waiting periods with respect thereto having expired).

     7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     8. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Sandler O'Neill & Partners, L.P., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                  OF NATIONAL BANCSHARES CORPORATION OF TEXAS

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of NBC Acquisition Corp., dated August 9, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $.001 per share (the "Shares"), of National Bancshares Corporation of Texas, a Texas corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

Number of Shares to be Tendered(1):

____________ Shares

                                   SIGN HERE

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                                  SIGNATURE(S)

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                          PLEASE TYPE OR PRINT NAME(S)

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                        PLEASE TYPE OR PRINT ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                 TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

                       DATED: ____________________, 2001

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(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.